June 26, 2013

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C and Appendix D hereto.

2. The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix E and Appendix F hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Global Opportunities Fund
John Hancock Large Cap Equity Fund
John Hancock Small Cap Intrinsic Value Fund
John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST
John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund

A-1

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit

None

B-1

APPENDIX C

Class Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

											Expiration
											Date of
											Expense
	Classes										Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6

Financial	N/A	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015[1]
Industries
Fund

Global	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	1.10%	2/28/2014
Opportunities
Fund

Greater China	N/A	N/A	N/A	1.31%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2014
Opportunities
Fund

Mid Cap	1.45%	2.15%	2.15%	1.09%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2014
Equity Fund

Small Cap	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%	2/28/2014
Intrinsic Value
Fund

1 At the June 24-26, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class C shares of Financial Industries Fund with an expiration date of February 28, 2015, effective as of June 26, 2013.

C-1

											Expiration
											Date of
											Expense
	Classes										Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6

U.S. Global	1.30%	2.05%	2.05%	0.99%	N/A	1.40%	N/A	N/A	N/A	0.85%	2/28/2014
Leaders
Growth Fund

Bond Fund	See	See	See	See	N/A	See	N/A	N/A	N/A	0.57%	9/30/2014[2]
	below	below	below	below		below				and see
										below

Global	1.50%	N/A	N/A	1.19%	N/A	N/A	N/A	N/A	N/A	1.10%	9/30/2014[3]
Conservative
Absolute
Return Fund

Government	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2014[2]
Income Fund

High Yield	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	N/A	0.65%	9/30/2014
Fund											for Class I4

											9/30/2013
											for Class R6

Investment	0.98%	1.73%	1.73%	0.67%	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2013
Grade Bond
Fund

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets. These fee waivers and/or expense reimbursements expire on September 30, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.*

* At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the fee waiver and/or expense reimbursement arrangement, effective upon the current expiration date of September 30, 2013.

2 At the June 24-26, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangements for the Funds as listed above to September 30, 2014, each effective upon the current expiration date of September 30, 2013.

3 At the June 24-26, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class A, Class I and Class R6 shares of Global Conservative Absolute Return Fund with an expiration date of September 30, 2014, effective as of the commencement of the Fund’s operations.

4 At the June 24-26, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class I shares of High Yield Fund with an expiration date of September 30, 2014, effective as of June 26, 2013.

C-2

APPENDIX D

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2014.*

* At the March 17-20, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2014) of the management fee limitation, effective upon the current expiration date of July 31, 2013.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2014.**

** At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the management fee limitation, effective upon the current expiration date of September 30, 2013.

D-1

APPENDIX E

Fund Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit*

None

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

E-1

APPENDIX F

Class Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

											Expiration
											Date of
	Classes										Expense
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6	Limit*

Global Short
Duration
Credit Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A

High Yield
Fund	N/A	1.82%	1.82%	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Financial
Industries
Fund	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

F-1